INTERNATIONAL ASSETS HOLDING CORPORATION

                        250 Park Avenue South, Suite 200
                           Winter Park, Florida 32789

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 15, 2000
                                ----------------
TO THE STOCKHOLDERS OF
INTERNATIONAL ASSETS HOLDING CORPORATION

Notice is hereby given that the annual meeting of the stockholders of International Assets Holding Corporation will be held on Tuesday, February 15, 2000 at 10:00 a.m. local time, at the offices of the Corporation, 250 Park Avenue South, Suite 200, Winter Park, Florida 32789 for the following purposes:

         1. To elect a Board of five Directors to serve until the next annual meeting and until their successors shall have been elected and qualified.

         2. To approve the action of the Board of Directors in selecting KPMG Peat Marwick LLP as auditors to audit the financial statements of International Assets Holding Corporation and subsidiaries for the period commencing October 1, 1999 and ending September 30, 2000.

         3. The transaction of such other business as may properly be brought before the meeting.

Stockholders of record at the close of business on January 5, 2000 will be entitled to vote at the meeting. It is hoped that you will attend the meeting, but if you cannot do so, please fill in and sign the enclosed proxy, and return it in the accompanying envelope as promptly as possible. Any stockholder attending can vote in person even though a proxy has already been returned.

                                   By Order of the Board of Directors


                                   DIEGO J. VEITIA
                                   Chairman

P.S. In order to save your Corporation the additional expense of further solicitation, please be kind enough to complete and return your proxy card today.

Winter Park, Florida
January 14, 2000

                    INTERNATIONAL ASSETS HOLDING CORPORATION
                              250 Park Avenue South
                                    Suite 200
                           Winter Park, Florida 32789
                             ----------------------

                                 PROXY STATEMENT
                                ------------------

         This proxy statement is furnished in connection with the solicitation by or on behalf of the Board of Directors of International Assets Holding Corporation (the "Corporation ") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held in the offices of the Corporation on Tuesday, February 15, 2000 at 10:00 a.m. local time. The address of the Corporation is 250 Park Avenue South, Suite 200, Winter Park, Florida 32789.

Proxy Solicitation

         All proxies in the enclosed form which are properly executed and returned to the Corporation will be voted as provided for therein at the Annual Meeting or at any adjournments thereof. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Corporation. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Annual Meeting and vote your shares in person.

         The Board of Directors intends to bring before the Annual Meeting the matters set forth in items 1 and 2 in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to items 1 and 2 in accordance with the directions of the stockholder as specified on the proxy card. If no choice is specified, the shares will be voted IN FAVOR of the election of the five directors named under item 1 and IN FAVOR of ratification of KPMG Peat Marwick LLP as auditors. If any other matters are properly presented to the meeting for action, it is intended that the persons named in the enclosed Proxy and acting thereunder will vote in accordance with the views of management thereon. This Proxy Statement and Form of Proxy are being first sent to stockholders on or about January 14, 2000.

         With respect to the election of Directors (Item 1), the five nominees receiving the greatest number of votes will be elected. The affirmative vote of a majority of the votes cast at the meeting is required for the ratification of the selection of independent public accountants (Item 2).

         Pursuant to Delaware law, abstentions, but not broker non-votes will be treated as shares present and entitled to vote on the subject matter at the Annual Meeting. Thus, an abstention will be counted as a "no vote" and a broker non-vote will in effect reduce the absolute number of affirmative votes needed for approval.

         The Corporation will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to stockholders. Solicitation may be undertaken by mail, telephone, telegraph and personal contact. The cost to solicit proxies will be borne by the Corporation. The Annual Report of the Corporation for its fiscal year ending September 30, 1999 has been mailed to stockholders with this proxy statement.

Voting Securities and Principal Holders Thereof

         Holders of common stock of the Corporation of record at the close of business January 5, 2000, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of December 15, 1999, the Corporation had outstanding 1,785478 shares of common stock. The stockholders are entitled to one vote per share of common stock on all business to come before the meeting. The Corporation knows of four entities which own, control, or share dispositive powers over shares in excess of 5%. As of December 15, 1999, the Diego J. Veitia Family Trust owns 24.16% of the outstanding common stock. Diego J. Veitia, as sole beneficiary of the trust and through additional holdings, owns 29.30% of the outstanding common stock. The IAAC 401(k) Profit Sharing Plan owns 14.01% of the outstanding common stock and Jerome F. Miceli owns 7.95% of the outstanding common stock. As of December 15, 1999, the officers and directors of the Corporation as a group beneficially own in the aggregate 40.05% of the outstanding common stock of the Corporation.

                         ITEM 1 - ELECTION OF DIRECTORS

         At the Annual Meeting five directors, constituting the entire Board of Directors of the Corporation, are to be elected to hold office until the next annual meeting or until their successors are elected and shall have qualified. Each nominee has consented to serve if elected. Officers are elected annually by the Board of Directors. The age, principal position of each nominee, and the year they first became a director and officer of the Corporation are as follows:

                                                      First          First
                                                      Became         Became
       Name         Age ( ) and Position              Director       Officer
       -----        --------------------              --------       -------

Diego J. Veitia    (56) Director, Chairman of the      1987           1987
                   Board, President, Chief Executive
                   Officer of the Corporation;
                   Director and Chairman of the
                   Board of International Assets
                   Advisory Corp. ("IAAC"), Chairman
                   of the Board and Chief Executive
                   Officer of Global Assets Advisors,
                   Inc. ("GAA"), International Asset
                   Management Corp. ("IAMC"),
                   International  Financial Products,Inc.
                   ("IFP");   INTLTRADER.COM  ("ITCI")
                   formerly  International  Trader
                   Association,  Inc.; and Offshore
                   Trader.com Ltd. ("OTCL").




Stephen A. Saker  (53)  Director,  Vice President and   1990           1987
                  Secretary of the Corporation; Director,
                  Executive Vice President and Secretary
                  of IAAC;  Director,  Vice  President
                  and Secretary of GAA, IAMC and ITCI.



                                                       First            First
                                                      Became            Became
           Name    Age ( ) and Position               Director          Officer
          -----    --------------------               --------          -------

Jerome F. Miceli   (56)Director; Consultant to the     1990               --
                   securities industry  and to the
                   Corporation.  Until  November,1999,
                   was  an  officer  of  the  Company
                   and  its subsidiaries.  Mr.  Miceli
                   resigned  due to health considerations.


Robert A. Miller,  (56 Director of the Corporation      1998               --
Ph.D.

Jeffrey L. Rush,   (59)  Director of the Corporation    1999               --
M.D.

Diego J. Veitia founded the Corporation in 1987 to serve as a holding company for IAAC and other subsidiaries. He has served as Chairman of the Board, director and Chief Executive Officer of the Corporation since its inception. He also served as President of the Corporation from 1987 until 1991and has recently re-assumed the presidency upon Mr. Miceli's resignation. Mr. Veitia founded IAAC in 1981 and has served as Chairman of the Board and director since that time and currently serves as its President. Mr. Veitia is also currently serving as Chairman, Chief Executive Officer and President of GAA, IAMC, IFP, ITCI and OTCL. Mr. Veitia also serves as Chairman of Veitia and Associates, Inc., an inactive registered investment advisor. Mr. Veitia served as Chairman of All Seasons Global Fund, Inc., a publicly held closed-end management investment company from October 1987 until October 1996. During the last five years, Mr. Veitia has also served as director of America's All Seasons Income Fund, Inc., an inactive management investment company.


Stephen A. Saker has been a director of the Corporation since 1990 and has served as Secretary and Vice President of the Corporation since 1991. Mr. Saker has also served as director, Executive Vice President and Secretary of IAAC since 1985. Mr. Saker currently serves as Vice President, Secretary and Director of GAA, IAMC and ITCI. Since November 1991, Mr. Saker has served as Vice President and Secretary of Veitia and Associates, Inc. Mr. Saker also served as Secretary and director of All Seasons Global Fund, Inc. from October 1987 until October 1996.


Jerome F. Miceli has been a director of the Company since 1990. Mr. Miceli served as President, Chief Operating Officer and Treasurer of the Company from 1991 to 1999. Mr. Miceli also served as President, Chief Executive Officer, Treasurer and director of IAAC from 1990 to 1999. Until November 1999 Mr. Miceli also served as President, Treasurer and Director of ITCI, GAA, IAMC, IFP and OTCL In November 1999 Mr. Miceli resigned, due to medical reasons, from all of his officer positions with the Company and all of his officer and director positions of the Company's subsidiaries. Mr. Miceli continues to serve as a Director and consultant to the Company.. In addition, from December 1990 until October 1996, Mr. Miceli served as Treasurer and director of All Seasons Global Fund Inc., a publicly held closed-end management investment company. Mr. Miceli also served as President of Veitia and Associates, Inc., an inactive registered investment advisor, from 1990 until 1999.

Robert A. Miller, Ph.D. became a director of the Corporation in February, 1998. Dr. Miller has served as President of Nazareth College in Rochester, New York since 1998. Dr. Miller previously served as the Academic Vice President of Queens College in Charlotte, North Carolina from 1994 to 1998. In addition, Dr. Miller served as Provost of Antioch University in Ohio from 1991 to 1994. Dr. Miller served as a director of All Seasons Global Fund, Inc., a publicly held closed-end management investment company from 1988 until 1996.

Jeffrey L. Rush, M.D. became a director of the Corporation in February, 1999. Dr. Rush is a graduate of Dartmouth and State University New York Medical School in 1966. He has been a Board Certified Radiologist since 1972. Dr. Rush served as Chairman of the Radiology Dept. at Alvarado Medical Center, San Diego, CA from 1972 - 1994. In addition, he served on the Advisory Board, National Medical Enterprises (Tenet Health) from 1982 - 1990. Dr. Rush presently serves as
Chairman of Pacific Medical Building, LP, a developer and owner of medical office buildings and clinics. He has served in that capacity since 1991.

Director Remuneration

         Members of the Board of Directors who are not officers or employees of the Corporation were paid an annual fee of $21,000 for the 1998 and 1999 calendar years comprised of (i) $15,000 which is deposited in quarterly installments into an individual brokerage account set up for each such director with IAAC for the purchase of common stock of the Corporation in the open market, and (ii) $6,000 payable in cash in quarterly installments of $1,500 each. In addition to the annual fee, outside directors also receive $500 for each board meeting attended. Such directors were also reimbursed for expenses relating to their attendance at meetings during the fiscal year. The quarterly fee portion for stock purchases for one director was redirected for cash payment for the quarters ended June 1998, September 1998, December 1998 and March 1999.


Meetings of the Board

         There were four regularly scheduled meetings of the Board of Directors during fiscal year 1999. The Board has established Audit and Compensation committees. Robert A. Miller and Jeffrey L. Rush served as co-Chairmen of the Audit Committee during fiscal year 1999 and comprised its membership. Robert A. Miller served as Chairman of the Compensation Committee during fiscal year 1999 and Jeffrey L. Rush was the other member. The Audit Committee met in November, 1999, which was after the fiscal year end of September 30, 1999. No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the board of directors held during fiscal year 1999 and (2) the total number of meetings held by all committees of the board on which he served during fiscal year 1999.


Other Executive Officers

                                                       First  Became
Name                     Age ( ) and Position            Officer
-------                  --------------------          -------------


Jonathan C. Hinz        (37)  Chief Financial Officer
                        and Treasurer                       1995

Tresa N. Veitia         (34)  Vice President and
                         Director of Marketing              1999

Jonathan C. Hinz joined the Company in October 1995 and currently serves as Chief Financial Officer and Treasurer for the Company, IAAC, GAA, ITCI, IFP, IAMC and OTCL. Prior to joining the Company, Mr. Hinz served as Chief Financial Officer and Controller of Computer Science Innovations, Inc. from 1987 to 1995. Mr. Hinz is a certified public accountant.

Tresa N. Veitia joined IAAC in September 1995 and currently serves as Vice President and Director of Marketing for the Company, IAAC, GAA, ITCI, IFP and OTCL. Prior to joining the Company, Ms. Veitia was an account supervisor at Ogilvy & Mather in New York. Ms.Veitia received an MBA from Columbia University in 1989.





                  ITEM 2 - APPROVAL OF APPOINTMENT OF AUDITORS

         The Audit Committee of the Board has selected KPMG Peat Marwick LLP as independent public accountants to audit the financial statements of the Corporation and certain of its subsidiaries for the fiscal year 2000. The Board has endorsed this appointment and it is being presented to the stockholders for approval.

         KPMG Peat Marwick LLP has audited the financial statements of the Corporation since 1990. Services that have been provided by KPMG Peat Marwick LLP include: (1) regular audits of the Corporation's consolidated financial statements, assistance in SEC filings, and consultation on accounting and financial reporting matters; (2) audits of the financial statements of certain subsidiary companies to meet regulatory requirements; and (3) timely quarterly reviews and income tax preparation and consulting.

         Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have an opportunity to make statements if they desire, and will be available to respond to appropriate questions.

         If the stockholders do not approve the appointment of KPMG Peat Marwick LLP, the Audit Committee will select another firm of auditors for the ensuing year.



   YOUR DIRECTORS RECOMMEND THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF KPMG
              PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.




                     ITEM 3 - TRANSACTION OF OTHER BUSINESS

         The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business does properly come before the Annual Meeting or any adjournment thereof, the proxy holders will vote in regard thereto according to the discretion of management insofar as such proxies are not limited to the contrary.

EXECUTIVE COMPENSATION


Summary Compensation Table

The following table is a three-year summary of the compensation awarded or paid to, earned by, the Corporation's Chief Executive Officer and its most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year.

                                                     Long-Term Compensation
Name and Principal           Annual               Restricted      Common Stock       Long Term
Position                 Compensation (1)            Stock            Under          Incentive      All Other (2)
--------                ----------------            Award ($)      Options (#)         Payout       Compensation
                      Year  Salary  Bonus
                      ----  ------  -----         -----------      -----------        --------      ------------


Diego J. Veitia,      1999 $143,504 $112,971        $    -           110,000         $   -            $ 14,133
Director, Chairman    1998 $140,004 $    -          $    -              -            $   -            $  4,075
of the Board and      1997 $136,590 $152,531        $    -              -            $   -            $  7,477
Chief Executive
Officer

Jerome F. Miceli,     1999 $143,504 $ 62,971        $    -           110,000         $   -            $  9,966
Director,Treasurer,   1998 $140,004 $    -          $    -              -            $   -            $  1,409
President and Chief   1997 $136,590 $182,531        $    -              -            $   -            $  5,974
Operating Officer

Stephen A. Saker,     1999 $169,046 $ 10,000        $    -            22,000         $   -            $  3,599
Director, Vice        1998 $166,446 $    -          $    -              -            $   -            $    890
President and         1997 $194,780 $ 12,000        $    -              -            $   -            $  5,441
Secretary

-----------------------------------------------------------------------------------------------------

(1) For fiscal years ended September 30, 1999, 1998 and 1997, the dollar value of other annual compensation for each individual named in the above table did not exceed the lesser of $50,000 or 10% of total salary and bonus.

(2) Option shares presented have been restated for the 10% stock dividend declared by the Corporation on February 12, 1999 for shareholders of record as of March 5, 1999.

(3) All other compensation is comprised of Corporation contributions to the Corporation's 401(k) Profit Sharing Plan (formerly known as the Employee Stock Ownership Plan), Retirement Savings Plan, automobile related benefits and payments for personal income tax preparation fees. A total unallocated contribution of approximately $70,000 was made to the 401(k) Profit Sharing Plan and the Retirement Savings Plan for the fiscal year ended September 30, 1999, which will be allocated to all eligible employees of the Corporation as of December 31, 1999. This discretionary employer contribution is subject to allocation to the two plans based on calendar year end employee 401(k) contributions and total calendar year end compensation.








Stock Options and Stock Appreciation Rights (SAR)

The International Assets Holding Corporation Stock Option Plan (the "Plan") was adopted by the Board of Directors of the Corporation in January, 1993 and approved by the stockholders in November, 1993. On February 15, 1996 the shareholders approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 250,000 to 500,000 shares effective December 28, 1995. On February 16, 1999 the shareholders approved an amendment to the Plan to increase the number of shares available for issuance under the Plan from 500,000 to 700,000 shares. In addition, according to the terms of the Plan, the 10% stock dividend declared by the Corporation on February 12, 1999, and payable to shareholders of record as of March 5, 1999, resulted in a corresponding 10% adjustment for all stock options issued prior to March 5, 1999. Previously issued option shares have been proportionately increased by 10% and the corresponding option exercise price per share has also been reduced by 10%. The total options authorized under this plan was also proportionally increased from 700,000 options to 770,000 options as a result of this stock dividend.

The Plan permits the granting of awards to employees of the Corporation and its subsidiaries in the form of stock options of the Corporation's common stock. Stock options granted under the Plan may be "incentive stock options" meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options which do not meet the requirements of
Section 422.

The Plan is administered by the Board of Directors or a committee thereof. The Plan gives broad powers to the Board of Directors to administer and interpret the Plan, including the authority to select the individuals to be granted options and rights and to prescribe the particular form and conditions of each option or right granted. All options are granted at an exercise price equal to the fair market value or 110 percent of the fair market value of the Corporation's common stock on the date of the grant. Awards may be granted pursuant to the Plan through January, 2003. The Plan may be terminated earlier by the Board of Directors at its sole discretion.

No Stock Appreciation Rights (SAR) have been granted by the Corporation.


Option/SAR Grants in Last Fiscal Year

The following table reports total options granted to executive officers during the 1999 fiscal year. Individual grants are as follows.

                                     Number of
                                    Securities           % of Total
                                    Underlying          Options/SAR's          Exercise
                                   Options/SAR's          Granted to           or Base
                                     Granted             Employees in          Price           Expiration
    Executive Officer               (#/Shares)            Fiscal Year          ($/Share)           Date
    ---------------------------     ----------            -----------           ---------      -------------

    Diego J. Veitia (1)               110,000                42.55%              1.50           11/02/2008
    Jerome F. Miceli (1)              110,000                42.55%              1.364          11/02/2008
    Stephen A. Saker (2)               22,000                 8.51%              1.364          11/02/2008
    -----------------------------------------------------------------------------------------------------------
    (1) 30% of the option becomes  exercisable  on 11/2/1999, 30% on 11/2/2000 and 40% on 11/2/2001.

    (2) 20% of the option becomes exercisable on 11/2/1999, 20% on 11/2/2000, 20% on 11/2/2001, 20% on 11/2/2002 and 20% on 11/2/2003.



Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End
                         Option/SAR Values

The following table sets forth for each of the Named Executive Officers certain information concerning options exercised during the fiscal year ended September
30, 1999 and the number of shares subject to both exercisable and unexercisable stock options as of that date. The table also shows values for "in-the-money" options. These values represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Corporation's common stock as of September 30, 1999.

                                                         Number of Securities
                            Shares                      Underlying Unexercised            Value of Unexercised
                           Acquired                            Options At                In-the-Money Options
                              On           Value           September 30, 1999            At September 30, 1999
                           Exercise       Realized     Exercisable/Unexercisable       Exercisable/Unexercisable
    Executive Officer          (#)         ($) (1)              (#) (2)                          ($)(3)
    -----------------      -----------  ------------   -------------------------       --------------------------

    Diego J. Veitia           -         $    -              72,600 / 158,400               $306,880 / $754,587
    Jerome F. Miceli       46,200       $522,476            44,000 / 140,800               $100,540 / $701,527
    Stephen A. Saker       10,000       $ 52,778            46,100 /  37,400               $133,490 / $181,276


-----------------------------------------------------------------------------

    (1) Based on the fair market value of the Corporation's common stock on the exercise date (the closing price) minus the exercise price and multiplied by the number of shares acquired.

    (2)  Includes  both  "in-the-money"  and  "out-of-the-money"   options.  "In
    the-money" options are options with exercise prices below the market price of the Corporation's common stock on September 30, 1999.

    (3) Based on the closing price of the Corporation's common stock on September 30, 1999 ($6.50) minus the exercise price.



Employment Agreements

         Effective March 24, 1999 the Corporation entered into a two-year employment agreement with each of Messrs. Veitia and Miceli. Pursuant to the agreement with Mr. Veitia, he will devote a portion of his business time to the Corporation as Chairman of the Board and Chief Executive Officer. The employment agreement with Mr. Veitia may be extended by mutual agreement and provides for a base annual salary of $143,504 (increasing on an annual basis by the change in the consumer price index). Under the terms of the employment agreement, Mr. Veitia will receive his base annual compensation paid by an affiliate subsidiary of the Corporation, a bonus to Mr. Veitia, monthly automobile allowance of $600 and reimbursement for personal income tax preparation fees. Bonuses are calculated by applying the consolidated return-on-equity percentage for that year to the consolidated pre-tax earnings adjusted before the deduction for officer bonus expense and as adjusted for certain financial transactions approved by the Corporation's Board of Directors. The executive bonus percentage is subject to a minimum of 5 percent and a maximum of 15 percent of adjusted consolidated pre-tax earnings of the Corporation.

         In the event of termination of the agreement with Mr. Veitia by the Company other than for cause, as defined, or if Mr. Veitia resigns as a result of a breach by the Company, the agreement provides for payments in an amount equal to 100 percent of his total compensation for 24 months following the date of termination. In addition, within fifteen days following the termination of this agreement by virtue of the death or disability of the executive; or by action of the Corporation other than for cause; or at the time of the resignation of the executive as a result of a breach by the Corporation of its obligations under the agreement, then the executive may give notice that the Corporation shall repurchase from the executive a specified number of shares of stock of the Corporation then owned by the executive. Shares which are not yet vested to the executive, and shares which are the subject of options which have not been exercised by the executive, shall not be deemed to be shares "then owned by the executive." Upon receipt of such notice the Corporation shall be obligated to purchase on or about the first business day of each of the next twenty months thereafter, a number of shares equal to five percent of the number of shares identified in the notice given hereunder, to the extent such shares are tendered for delivery to the Corporation, and to the extent that such purchase may be made under applicable law. Each purchase shall be made at current market price per share of the stock in effect at the time such purchase is made. The agreement with Mr. Veitia also contains nondisclosure and noncompetition provisions.

         On November 12, 1999, Mr. Miceli resigned from the Corporation due to medical reasons. Pursuant to the terms of his employment agreement, Mr. Miceli received salary and bonus for the 1999 fiscal year. Upon termination, the Corporation did not receive notice from Mr. Miceli invoking the stock repurchase terms of the employment agreement.


Employee Investment/Retirement Plans

         Effective May 1, 1999, the Corporation implemented a defined contribution 401(k) Profit Sharing Plan ("401(k) Plan"). The 401(k) Plan amends and restates the Corporation's employee stock ownership plan ("ESOP"), which was effective December 30, 1992. This plan retains the 401(k) profit sharing features of the ESOP, and effective May 1, 1999, deletes the employee stock ownership plan provisions. Those participants who had account balances in the ESOP portion of the plan, as of May 1, 1999 will retain certain ESOP rights, such as the right to receive distributions in the form of employer common stock. All Corporation employees who have completed one year of continuous service and who have attained the age of twenty-one are eligible to participate in the 401(k) Plan. The 401(k) Plan allows employees to elect to contribute up to the greater of fifteen percent of their gross income or the maximum amount of their gross income allowable under current Internal Revenue Code Regulations, to the plan. The amount contributed reduces the employee's taxable compensation. The Corporation has the option to make a matching contribution at the sole discretion of the Corporation. Employer contributions under the 401(k) Plan gradually vest over seven years and employee contributions are fully vested at all times. Plan distributions are paid upon death, disability, retirement or termination of employment, subject to the provisions of the 401(k) Plan and administrative plan policy. The Corporation made a contribution of $25,592 to the 401(k) Plan for the 1999 fiscal year.

         The Corporation's Retirement Savings Plan, which became effective January 1, 1995, is a profit sharing plan. All employees who have completed one year of continuous service and who have attained the age of twenty-one are eligible for the Retirement Savings Plan. Contributions to the Retirement Savings Plan may be made at the sole discretion of the Corporation. The Corporation made a contribution of $44,408 to the Retirement Savings Plan for the 1999 fiscal year.

         Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information concerning the beneficial ownership of the Corporation's Common Stock as of December 15, 1999, by (i) each person known by the Corporation to own more than 5% of the Common Stock, (ii) each director of the Corporation, (iii) each of the most highly compensated executive officers whose total cash compensation exceeded $100,000 during the Corporation's last completed fiscal year and (iv) all executive officers and directors of the Corporation as a group. All shares are directly owned by the individual unless otherwise indicated.

    Name and Address of                        Number of           Percent of
    Beneficial Owner                         Shares(1)(2)            Class


    The Diego J. Veitia Family Trust (3)       431,397               24.16%

    Diego J. Veitia (3)(4)(5)                  561,197               29.30%

    The IAAC 401(k) Profit Sharing Plan (3)    250,172               14.01%

    Jerome F. Miceli (3)(6)(7)                 145,490                7.95%

    Stephen A. Saker (3)(8)                     63,200                3.45%

    Robert A. Miller (3)(9)                     15,430                 .86%

    Jeffrey L. Rush (3)                         24,905                1.39%

    All directors and executive
    officers as a group (10)                   805,703               40.05%
    (5 persons)
-----------------------------------------------------------------------------

    (1) Except as otherwise stated, all stockholders have sole voting and investment power with respect to the shares of Common Stock set forth opposite their respective names.
    (2) Includes shares that can be acquired within 60 days from the date hereof upon the exercise of warrants or options or conversion of convertible securities. Shares subject to issuance upon the exercise of options or warrants or other rights to acquire shares are deemed outstanding for purposes of computing the percentage owned by each person but are not deemed to be outstanding for the purpose of computing the outstanding percentage of any other persons.
    (3)  250 Park Avenue South, Suite 200, Winter Park, Florida 32789.
    (4) Includes 431,397 shares held by The Diego J. Veitia Family Trust (the "Trust"). Mr. Veitia is Chairman of the Board of the Corporation and the settlor, sole trustee and primary beneficiary of the Trust and, as such, may be deemed the beneficial owner of the shares held by the Trust under rules and regulations promulgated by the SEC.
    (5) Includes 129,800 shares subject to two partially exercisable options from the Corporation.
    (6) Includes 4,519 shares subject to a presently exercisable option from the Trust. (7) Includes 44,000 shares subject to one fully exercisable option from the Corporation.
    (8) Includes 33,000 shares subject to one fully exercisable option from the Corporation and 15,200 shares subject to a partially exercisable options from the Corporation.
     (9) Includes 4,400 shares subject to two partially exercisable options from the Corporation.
   (10) Includes 77,000 shares subject to fully exercisable options and 149,400 shares subject to partially exercisable options in the favor of Messrs. Veitia, Miceli, Saker and Miller, from the Corporation.

                Compliance with Section 16(a) of the Exchange Act

         Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Corporation's executive officers, directors and owners of in excess of 10% of the issued and outstanding common stock are required to file with the SEC reports of ownership and changes in ownership of the common stock of the Corporation. Copies of such reports are required to furnished to the Corporation. Based solely on the review of such reports furnished to the Corporation, the Corporation believes that during fiscal year 1999, all of its executive officers and directors complied with the Section 16(a) requirements.




                 Certain Relationships and Related Transactions

         During the year ended September 30, 1999, the Board of Directors of the Corporation approved the reimbursement of approximately $3,000 of expenses incurred in connection with responding to issues raised during a Securities and Exchange Commission ("SEC") inspection of an affiliated company.

         The Corporation believes that all prior transactions between the Corporation and its officers, directors or other affiliates of the Corporation were on terms no less favorable than could have been obtained from unaffiliated third parties on an arm's-length basis. However, as the requisite conditions of competitive, free-market dealings may not exist, the foregoing transactions cannot be presumed to have been carried out on an arm's-length basis, nor upon terms no less favorable than had unaffiliated parties been involved.


                                  OTHER MATTERS


Stockholder Proposals

          Any stockholder desiring to present a proposal for consideration at the 2001 Annual Meeting of Stockholders, should submit such proposal in writing so that it is received by the Corporation at 250 Park Avenue South, Suite 200, Winter Park, Florida 32789, by not later than September 16, 2000.



Availability Of 10-KSB

          The Corporation will provide to shareholders, without charge, a copy of the Corporation's Annual Report on Form 10-KSB upon written request. Such requests should be submitted to Jonathan C. Hinz, Chief Financial Officer, International Assets Holding Corporation, 250 Park Avenue South, Suite 200, Winter Park, Florida 32789. Exhibits to Form 10-KSB will also be provided upon specific request.

                                 Diego J. Veitia
                                    Chairman

January 14, 2000